UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): January 21, 2010

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

  Commission File Number: 000-51682

Delaware	20-3187008
(State of Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Items.

Highbury Financial Inc. (“Highbury”) issued a press release on January 22, 2010, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference, in which it announced that it has been advised by the Financial Industry Regulatory Authority that the Highbury units (the “Units”), each consisting of one share of common stock of Highbury and two warrants, each warrant to purchase one share of common stock of Highbury (the “Warrants”), and the Warrants have been suspended from the OTCBB due to the expiration of the Warrants which will occur at 5 p.m. New York City time on January 25, 2010.  As a result, there will be no purchases of Units after such suspension and any beneficial owner of Units seeking to execute a sale transaction must instruct his or her broker to instruct the record owner of the Units to inform the transfer agent to separate the common stock and Warrants underlying the Units and execute a sale transaction of the common stock only.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release of Highbury Financial Inc., dated January 22, 2010.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBURY FINANCIAL INC.

By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President and Chief Financial Officer

Date: January 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of Highbury Financial Inc., dated January 22, 2010.